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                                                                    EXHIBIT 12.1



JOY GLOBAL INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
IN MILLIONS

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

                                                                                                           Predecessor
                                                                                                             Company
                                                                          Predecessor Company                 Eight
                                                                  -----------------------------------        Months
                                                                  1997     1998     1999         2000          2001
                                                                  -----    ----      -----       ----      -----------
  Income (loss) from continuing operations before
    provision (benefit) for income taxes and minority interest
    per Statement of Income                                       106.5    (9.2)    (131.7)     (31.3)          25.0
  Add:
    Dividends received from Asea AB                                 0.5       -          -          -              -
    Portion of rents representative of the
       interest factor                                              5.7     5.1        6.3        4.5            3.8
    Interest on indebtedness, including amortization
       of debt expense and premium                                 71.8    74.4       31.2       28.4           29.3
    Amortization of debtor-in-posession debt expense
       (included in reorganization costs)                             -       -        3.1       10.6            4.1
  Subtract:
    Equity income recorded on investment
       in Asea AB                                                   0.1    (0.1)      (0.2)       0.2              -
                                                                  -----    ----      -----       ----      -----------
  Earnings (loss)                                                 184.4    70.4      (90.9)      12.0           62.2

    Interest on indebtedness, including amortization
       of debt expense and premium                                 71.8    74.4       31.2       28.4           29.3
    Amortization of debtor-in-posession debt expense
       (included in reorganization costs)                             -       -        3.1       10.6            4.1
    Dividends paid on preferred stock                                 -       -          -          -              -
    Pre-tax earnings necessary to pay preferred stock
       dividends                                                      -       -          -          -              -
    Rents
      Consolidated rent expense                                    17.0    15.3       18.8       13.4           11.3
      Portion of rents representative
       of the interest factor (1/3)                                 5.7     5.1        6.3        4.5            3.8
                                                                  -----    ----      -----       ----      -----------
  Fixed charges                                                    77.5    79.5       40.6       43.5           37.2

  Ratio of earnings to fixed charges                                2.4       -          -          -            1.7

  Additional Earnings needed to cover fixed charges                   -     9.1      131.5       31.5              -


                                                                    Successor
                                                                     Company
                                                                       Four                                                Pro Forma
                                                                      Months     Pro Forma    2001 First   2002 First     2002 First
                                                                       2001         2001         Quarter      Quarter       Quarter
                                                                    ---------    ---------    ----------   ----------     ----------

  Income (loss) from continuing operations before
    provision (benefit) for income taxes and minority interest
    per Statement of Income                                             (62.1)      (32.6)         (3.1)       (47.2)         (46.9)
  Add:
    Dividends received from Asea AB                                         -           -             -            -              -
    Portion of rents representative of the
       interest factor                                                    1.9         5.6           1.4          1.2            1.2
    Interest on indebtedness, including amortization
       of debt expense and premium                                       11.0        29.6           4.3          8.0            7.7
    Amortization of debtor-in-posession debt expense
       (included in reorganization costs)
  Subtract:
    Equity income recorded on investment
       in Asea AB                                                           -           -             -            -              -
                                                                    ---------    ---------    ----------   ----------     ----------
  Earnings (loss)                                                       (49.2)        2.6           2.6        (38.0)         (38.0)

    Interest on indebtedness, including amortization
       of debt expense and premium                                       11.0        29.6           4.3          8.0            7.7
    Amortization of debtor-in-posession debt expense
       (included in reorganization costs)                                   -           -             -            -              -
    Dividends paid on preferred stock                                       -           -             -            -              -
    Pre-tax earnings necessary to pay preferred stock
       dividends                                                            -           -             -            -              -
    Rents
      Consolidated rent expense                                           5.6        16.9           4.2          3.7            3.7
      Portion of rents representative
       of the interest factor (1/3)                                       1.9         5.6           1.4          1.2            1.2
                                                                    ---------    ---------    ----------   ----------     ----------
  Fixed charges                                                          12.9        35.2           5.7          9.2            8.9

  Ratio of earnings to fixed charges                                        -           -             -            -              -

  Additional Earnings needed to cover fixed charges                      62.1        32.6           3.1         47.2           46.9
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